Obalon Therapeutics to Raise $10 Million in Private Placement
SAN DIEGO, CA, August 23, 2018 –  Obalon Therapeutics, Inc. (NASDAQ: OBLN) a vertically integrated medical technology company with the first and only FDA-approved swallowable, gas-filled intragastric balloon system for the treatment of obesity, today announced that it has entered into an agreement to sell shares of its common stock for aggregate gross proceeds of $10 million in a private placement. Investors in the offering included certain unaffiliated institutional investors, members of the Company’s management team and the board of directors and certain of their affiliated funds, including Domain Associates and InterWest Partners.
Obalon Therapeutics will sell approximately 5.5 million shares of common stock at a price of $1.82 per share. The private placement is expected to close on or about August 27, 2018 and is subject to customary closing conditions. The Company plans to use the proceeds from the private placement for commercial operations, working capital and general corporate purposes.
The securities to be sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and will be sold in a private placement pursuant to an exemption from the registration requirements of the Securities Act. The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Obalon Therapeutics has agreed to file a registration statement covering the resale of the shares of common stock acquired by the investors.
This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.
About Obalon Therapeutics, Inc.
Obalon Therapeutics, Inc. (NASDAQ:OBLN) is a San Diego-based company focused on developing and commercializing novel technologies for weight loss. The Obalon Therapeutics management team has over 150 combined years of experience in developing and commercializing novel medical technologies with a track record of financial and clinical excellence. For more information, please visit www.obalon.com.
Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Obalon Therapeutics, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor of the Private Securities Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause Obalon Therapeutics' future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the product research and development process and risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the private placement. Obalon Therapeutics undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Obalon Therapeutics' business in general, please refer to Obalon Therapeutics’ quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2018, and its current and future periodic reports filed with the Securities and Exchange Commission.
Contact

Investor Contact:
William Plovanic
Chief Financial Officer
Obalon Therapeutics, Inc.
Office: +1 760.607.5103
wplovanic@obalon.com

Media:
Megan Driscoll
EvolveMKD
Office: +1 646.517.4220
mdriscoll@evolvemkd.com